                                  EXHIBIT 16

Merrill Lynch Maryland Municipal Bond Fund of Merrill Lynch
 Multi-State Municipal Series Trust - Class D
         10/21/94 - 7/31/95

                                                 Since              Since
                                               Inception          Inception
                                             Average Annual          Total
                                              Total Return          Return*
                                             --------------       ----------
Initial Investment                              $1,000.00          $1,000.00

Divided by Initial Maximum Offering Price            9.16
                                                ---------
Divided by Net Asset Value                                              8.79
                                                                   ---------
Equals Shares Purchased                           109.214            113.766

Plus Shares Acquired through
  Dividend Reinvestment                             4.828              5.032
                                                ---------          ---------
Equals Shares Held at 7/31/95                     114.043            118.797

Multiplied by Net Asset Value at 7/31/95             9.17               9.17
                                                ---------          ---------
Equals Ending Redeemable Value at
  $1000 Investment (ERV) at 7/31/95              1,045.77           1,089.37

Divided by $1,000 (P)                              1.0458             1.0894

Subtract 1                                         0.0458             0.0894

Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)          4.58%
                                                =========
Expressed as a percentage equals the
  Aggregate Total Return for the Period                                 8.94%
                                                                   =========

ERV divided by P                                   1.0458

Raise to the power of                              1.2911

Equals                                             1.0595

Subtract 1                                         0.0595

Expressed as a percentage equals the
  Average Annualized Total Return                    5.95%
                                                =========
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* Does not include sales charge for the period.
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                          30 DAYS STANDARDIZED YIELD
                         FOR THE PERIOD ENDING 7-31-95

                  MERRILL LYNCH MARYLAND MUNICIPAL BOND FUND
         OF MERRILL LYNCH MULTI-STATE MUNICIPAL SERIES TRUST - CLASS D


Long term income generally based on yield to
  maturity times market value of each security                        $2,358

Plus short term income accrued for the past
  thirty days                                                            109
                                                                 -----------
Equals Total Income                                                    2,467

Less expenses for the past thirty days                                  -143
                                                                 -----------
Equals net monthly income for yield calculation                        2,324
                                                                 -----------
Average shares outstanding for 30 days                                56,120

Times the Maximum Offering Price                                        9.54
                                                                 -----------
Equals total dollars                                                $535,389
                                                                 ===========

Net monthly income divided by total dollars equals               0.004340697

Add 1                                                            1.004340697

Raise to the power of 6                                          1.026328446

Subtract 1                                                       0.026328446

Times 2                                                          0.052656892

Expressed as a percentage equals the
  standardized yield for 30 day period                                 5.27%
                                                                     =======

Tax Rate                                                               28.00%

X = 1 minus Tax Rate                                                   72.00%

Standardized Yield divided by X equals
  Tax Equivalent Yield for 30 day period                                7.32%
                                                                     =======
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